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                                 June 26, 1995



Consolidated Freightways, Inc.
3240 Hillview Avenue
Palo Alto, California  94304

                       CONSOLIDATED FREIGHTWAYS, INC.

Ladies and Gentlemen:

      We have acted as special counsel to Consolidated Freightways, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission of a registration statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed issuance of up to $100,000,000 aggregate principal amount of the Company's 7.35% Notes due 2005 (the "New Notes") registered under the Securities Act in exchange for up to $100,000,000 aggregate principal amount of the Company's outstanding 7.35% Notes due 2005 (the "Old Notes"). The New Notes are issuable under an Indenture dated as of August 1, 1989 (the


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"Indenture") between the Company and Bank One, Columbus, NA, as successor trustee (the "Trustee").

      As special counsel to the Company, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates, corporate records and other instruments as we have deemed necessary or advisable for the purpose of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

      Based upon the foregoing, and subject to the assumptions and limitations set forth herein, we are of the opinion that, when (i) appropriate action is taken by the Company to authorize the issuance and to establish, in accordance with the Indenture, the form and terms of the New Notes, and (ii) the New Notes are duly executed under the Company's corporate seal, attested, issued and delivered by duly authorized officers of the Company and authenticated by the Trustee, all in accordance with such Company action and the terms of the Indenture, against surrender and cancellation of a like principal amount of Old Notes, the New Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium, arrangement or other similar laws


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relating to or affecting creditors' rights generally or by general equitable principles.


      To the extent relevant to the opinions set forth above, we have assumed that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture and is qualified and eligible under the terms of the Indenture to act as trustee thereunder; that the Indenture was duly authorized, executed and delivered by the original trustee named therein; that the Trustee has been duly appointed as successor Trustee under the Indenture and has duly authorized, executed and delivered an instrument accepting such appointment, all in accordance with the provisions of the Indenture; that the Indenture is a valid and binding obligation of the Trustee; that the Trustee is in compliance, generally with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

      We express no opinion as to the enforceability of provisions of the Indenture or the Notes which provide that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof.


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      We are members of the bar of the State of New York and the foregoing opinion is limited to matters arising under the laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to matters arising under the laws of any other jurisdiction.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and any amendments thereto.
                                          Very truly yours,


                                          /s/ Brown & Wood


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